EXHIBIT 4.1


               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to ARAMARK Services, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

               This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of DTC or a nominee of DTC. This security is exchangeable for securities registered in the name of a person other than DTC or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Note is exchanged in whole or in part for securities in definitive form.

                            ARAMARK SERVICES, INC.
                ----------------------------------------------

CUSIP No. 038522 AG 3                                             $300,000,000

          ARAMARK Services, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred
to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS on February 15, 2008, and to pay interest thereon from August 23, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 of each year, commencing February 15, 2003, at the rate of 6.375% per annum, based upon a 360-day year of twelve 30-day months, until the principal hereof is paid or made available for payment.

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          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one of more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

          Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

          Initially, Bank One Trust Company, National Association, will act as Trustee, Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice to any Holder. The Guarantor, the Company or any Restricted Subsidiary may act as Paying Agent, Security Registrar or co-registrar.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, one of its Vice Presidents or its Treasurer, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries.

Dated:

                                         ARAMARK SERVICES, INC.


                                         By:_____________________
                                            Name:
                                            Title:
Attest:

---------------------------
Name:
Title:

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned indenture.


Dated:                                   Bank One Trust Company, National
                                           Association, as Trustee


                                         By:_____________________
                                            Authorized Signatory


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                                Reverse of Note
                                ---------------

          This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of April 8, 2002 (herein called the "Indenture"), among the Company, ARAMARK Corporation, as Guarantor (the "Guarantor") and Bank One Trust Company, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of a duly authorized series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000. The Company may, without the consent of the holders of the Notes, create and issue additional notes ranking equally with the Notes and otherwise similar in all respects, except for the issue price and the issue date, so that such further notes shall be consolidated and form a single series with the Notes. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Indenture.

          The Notes will not be entitled to the benefits of any sinking fund or other mandatory redemption provisions.

          The Notes will be redeemable, in whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes then outstanding to be redeemed, or
(ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest (not including the portion of any such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (determined on the third Business Day preceding such redemption date), plus, in each case, accrued and unpaid interest on the principal amount of the Notes being redeemed to the redemption date.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. If less than all of the

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Notes are to be redeemed, the Trustee will select the Notes to be redeemed by such method as the Trustee deems fair and appropriate.

          Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

          "Adjusted Treasury Rate" means (i) the arithmetic mean of the yields under the heading "Week Ending" published in the Statistical Release most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the redemption date, of the principal being redeemed plus (ii) 0.45%. If no maturity set forth under such heading exactly corresponds to the maturity of such principal, yields for the two published maturities most closely corresponding to the maturity of such principal will be calculated pursuant to the immediately preceding sentence, and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month.

          "Business Day" means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in New York City are authorized or obligated by law to close.

          "Quotation Agent" means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

          "Reference Treasury Dealer" means (i) Salomon Smith Barney Inc. and its successors; provided, however, that if the foregoing ceases to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer") the Company will substitute therefore another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Trustee in consultation with the Company.

          "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the terms of the notes, then such other reasonably comparable index which will be designated by the Company.

          If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Note may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Note and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Notes at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of the Notes, the Guarantor, the Company and the Trustee may amend the Indenture and the Notes to, among other things, secure the Notes, add additional Events of Default, add covenants, evidence the successor of another corporation to the rights of the Company or the Guarantor or cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein. Any such consent or waiver by the Holders of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          No recourse for the payment of principal of or interest on this Note, or for any claim based on this Note or on the Indenture, shall be had against the Trustee, the Paying Agent, the Note Registrar or any director, officer or stockholder, as such, past, present or future, of the Trustee, the Paying Agent, the Security Registrar, the Company or the Guarantor. Any such claim against any such Person is expressly waived by the Holders and by all persons claiming through such Holders as a condition of, and as consideration for, the execution of the Indenture and the issue of the Notes.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon, one or more new securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                   Guarantee

          ARAMARK Corporation (the "Guarantor") hereby unconditionally guarantees to the Holder of this Note duly authenticated and delivered by the Trustee the due and punctual payment of the principal of, and premium, if any, and interest, if any (together with any additional amounts payable pursuant to the terms of this Note), on this Note, when and as the same shall become due and payable, whether at maturity or upon redemption or upon declaration of acceleration or otherwise, according to the terms of this Note and of the Indenture. The Guarantor agrees that in the case of default by the Company in the payment of any such principal, premium or interest (together with any additional amounts payable pursuant to the terms of this Note), the Guarantor shall duly and punctually pay the same. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of any extension of the time for payment of this Note, any modification of this Note, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor.

          The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Note except by payment in full of the principal of, and premium, if any, and interest, if any (together with any additional amounts payable pursuant to the terms of this Note), thereon.

          The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

          This Guarantee shall not be valid or become obligatory for any purpose with respect to this Note until the certificate of authentication on this Note shall have been signed by the Trustee.

          This Guarantee shall be governed by and construed in accordance with the laws of the laws of the State of New York.

          IN WITNESS WHEREOF, ARAMARK Corporation has caused this Guarantee to be duly executed by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents.



                                         ARAMARK Corporation


                                         By:_____________________________
                                            Name:
                                            Title:
  Attest:


  -----------------------------
  Name:
  Title:

                   SCHEDULE OF DECREASES IN GLOBAL SECURITY


          The following decreases in this Global Security have been made:

          Amount of decrease   Principal Amount of
          in Principal Amount  this Global Security   Signature of authorized
Date of   of this Global       following such         signatory of Trustee or
Exchange  Security             decrease               Securities Custodian
-------   -------------------  --------------------   -----------------------